CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Annual Report of Quest Minerals & Mining Corp., a Utah corporation, (the “Company”) on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eugene Chiaramonte, Jr., President of the Company, certify the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eugene Chiaramonte, Jr.
Eugene Chiaramonte, Jr.,
President
(Principal Executive Officer and Principal Accounting Officer)
April 15, 2010